Exhibit 5.1

May 10, 2018

CNO Financial Group, Inc.

11825 N. Pennsylvania Street

Carmel, Indiana 46032

Ladies and Gentlemen:

We have acted as counsel to CNO Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company par value $0.01 per share (the “Preferred Stock”); (iii) debt securities, which may be either senior (“Senior Debt Securities”), senior subordinated (the “Senior Subordinated Debt Securities”) or subordinated (together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Securities Warrants”); (v) depositary shares (the “Depositary Shares”), which may represent interests in a number of shares of Common Stock, shares of Preferred Stock or Debt Securities of the Company, or a fraction thereof, in any combination, and will be represented by depositary receipts (the “Depositary Receipts”); (vi) contracts for the purchase and sale of the Securities (as defined below) (the “Purchase Contracts”); (vii) units consisting of one or more of the Securities (the “Units”) and (viii) Common Stock, Preferred Stock or Debt Securities that may be issued upon conversion, exchange or exercise of Debt Securities, Warrants or Purchase Contracts, whichever is applicable. The Common Stock, the Preferred Stock, the Debt Securities, Securities Warrants, the Depositary Shares, the Purchase Contracts, and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price.

The Debt Securities will be issued under an indenture (as amended or supplemented by indentures supplemental thereto, the “Indenture”), the form of which is filed as an exhibit to the Registration Statement, between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).

The Purchase Contracts will be issued pursuant to one or more Purchase Contract Agreements (each, a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and such depositary named therein (the “Depositary”).

The Securities Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and such unit agent as shall be named therein (the “Unit Agent”).

The Indenture, any supplemental indenture thereto or officer’s certificate thereto governing any series of Debt Securities, the Purchase Contract Agreements, the Deposit Agreements, the Warrant Agreements and the Unit Agreements are hereinafter referred to collectively as the “Agreements.”

We have examined the Registration Statement, a specimen certificate representing Common Stock, the Certificate of Designations for the Series D Junior Participating Preferred Stock, and the form of the Indenture, which have been filed with the Commission as exhibits to the Registration Statement or incorporated by reference therein. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (2) at the time of execution, authentication, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (3) at the time of execution, issuance and delivery of the Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary; (4) at the time of execution, issuance and delivery of the Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (5) at the time of execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.       With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

2.       With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the applicable certificate of designations in accordance with the Company’s Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.       With respect to the Debt Securities, assuming (a) the taking by the Board or duly authorized officers of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters (b) the due authorization, execution and delivery by the Company of the Indenture and any supplemental indenture or officer’s certificate governing the particular series of Debt Securities and (c) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or duly authorized officers of the Company and otherwise in accordance with the provisions of the Indenture, any such supplemental indenture or officer’s certificate and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.       With respect to the Purchase Contracts, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof, the execution and delivery of the related Purchase Contract Agreement and related matters, (b) the due execution and delivery by the Company of the applicable Purchase Contract Agreement and (c) the due execution, authentication, issuance and delivery of the Purchase Contracts, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract and such agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.       With respect to the Depositary Shares, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, the execution and delivery of the applicable Deposit Agreement and related matters, (b) the due execution and delivery by the Company of the applicable Deposit Agreement, (c) the due issuance and delivery to the Depositary under the applicable Deposit Agreement of Securities represented by the Depositary Shares that, in the case of Depositary Shares representing Preferred Stock and Common Stock, are validly issued, fully paid and nonassessable and (d) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Securities in accordance with the applicable Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts evidencing such Depositary Shares will be validly issued.

6.       With respect to the Securities Warrants, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the terms of the offering thereof, the execution and delivery of the applicable Warrant Agreement and related matters, (b) the due execution and delivery by the Company of the applicable Warrant Agreement and (c) the due execution, issuance and delivery of such Securities Warrants, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.       With respect to the Units, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve (1) the issuance and terms of the Units, the terms of the offering thereof and related matters and (2) the issuance and terms of the Securities that are a component part of the Units, (b) the due authorization, execution and delivery by the Company of the Unit Agreement and each related Agreement with respect to the Securities that are a component of the Units, (c) if applicable, the due filing of the applicable certificate of designations in accordance with the Company’s Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law and (d) the due execution, authentication (in the case of Debt Securities or Purchase Contracts, as the case may be, that are a component of the Units), issuance and delivery of each Security that is a component of the Units, in each case upon payment therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Unit Agreement, each related Agreement with respect to the Securities that are a component of the Units and such agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 11.13 of the Indenture relating to the severability of the provisions of the Indenture.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

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